                                                                   Exhibit 10.37
                                                                   -------------

                              AMENDMENT NO. 1 TO
                    Software and Related Services Agreement
                                    between
                               INTEL CORPORATION
                                      and
                              VERISITY DESIGN INC

                         INTEL AGREEMENT NUMBER C-9012

          Amendment Effective Date:  May 05, 2000
                                     ------------

          WHEREAS, Intel Corporation and Verisity Design have entered into a Software and Related Services Agreement, Agreement No. C-9012 (hereinafter called "Agreement") dated June 21, 1999; and

          WHEREAS, both parties wish to amend the Agreement to include a term extension for the Agreement, and a modification or addition of two separate addenda named Addendum A-1 for Software Description, Specification, Price and Addendum H-1 for Supplemental Provisions as described in this Amendment No. 1.

          THEREFORE, for valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

1.   PRE-ESTABLISHED TERMS

          All terms and conditions of the Agreement remain in full force and effect and apply to this Addendum, unless specifically modified below.

2.   AGREEMENT MODIFICATIONS

     (a)  Term Extension

          Intel Corporation and Verisity Design agree to extend the Agreement's term with a new Expiration Date of [*]

     (b)  Modification and New Addenda

          These additional addenda shall form a part of the Agreement, and the following provisions will complement, govern and supersede any conflicting provisions in the Agreement or Addenda. Any capitalized term used herein and not defined herein will have the meaning set forth in the original Agreement or Addenda.

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                ADDENDUM "A-1"


                  SOFTWARE DESCRIPTION, SPECIFICATION, PRICE

I.     [*]

II.    [*]

III.   [*]

IV.    [*]

V.     [*]


[*]- CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

       [*]

VI. Additional consulting is billed at [*] US per day for US based consulting. Only International consulting needs may be negotiated by the local Intel Purchasing organizations at local rates, but only with regard to the price, quantity, location, travel and lodging expenses, and timing of consulting services from Verisity or its affiliates.

VII. Training (US only) is [*] per student at Verisity. On-site training (US only) is offered for [*] per class, limited to 12 students maximum per class. Only International training needs may be negotiated by the local Intel Purchasing organizations at local rates, but only with regard to the price, quantity, location, travel and lodging expenses, and timing of training services from Verisity or its affiliates.

VIII.  Specman Elite Licensed copies [*]

IX.    [*]

X.     Verisity has audit rights on Intel's license manager log files.

XI.    [*]


[*]- CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                 ADDENDUM H-1


                            SUPPLEMENTAL PROVISIONS

I.    Pricing:  Numeral Two (2), Bullet One (1) in Addendum H of the Agreement
      -------
      shall be replaced with the following language:

          [*]

II.    Termination for Convenience:  Numeral Four (4), Bullet One (1) in
       ---------------------------
       Addendum H of the Agreement shall be deleted in its entirety from Addendum H and replaced with a New Section called "Termination for Cause" under the herein Addendum H-1. Notwithstanding the above, the language in Section Six (6) of the Agreement remains in full force.

III.   Intellectual Property Indemnification:  Numeral Seven (7), Bullet One (1)
       -------------------------------------
       in Addendum H of the Agreement shall be replaced with the following language:

          [*]

IV.    Support and Maintenance Service:  Numeral Fourteen (14), Bullet One (1)
       -------------------------------
       in Addendum H of the Agreement shall be replaced with the following language:

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMMITTED PORTION.

          [*]

V.   Termination for Cause:  (Section 28 shall be created as a new section of
     ---------------------
     the Agreement) Intel Corporation agrees to add this section to the contract as follows:

          [*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMMITTED PORTION.

          The parties have executed this Amendment No. 1 as of the 5 day of May 2000.

AGREED:

INTEL CORPORATION                           VERISITY DESIGN INC.

By: /s/ Victor Hugo                         By: /s/ Charles Alvarez
   -------------------------------             ---------------------------------

       Victor Hugo Narvaez                           Charlie Alvarez
----------------------------------          ------------------------------------
(Printed Name)                              (Printed Name)

            Senior IT Buyer                         Chief Financial Officer
----------------------------------          ------------------------------------
(Title)                                     (Title)

              May 05, 2000                                May 05, 2000
----------------------------------          ------------------------------------
(Date)                                      (Date)

                     INTEL CORPORATION PURCHASE AGREEMENT
                       --SOFTWARE AND RELATED SERVICES--

                                        Agreement No.           9012
                                                           --------------
                                        Effective Date     June 21, 1999
                                                           --------------
                                        Expiration Date    June 21, 2001
                                                           --------------
                                        CNDA No.               67063
                                                           --------------

INTEL:         Intel Corporation (and all Intel Divisions and
               Subsidiaries, hereinafter "Buyer" or "Intel")

Located at:    5000 West Chandler Blvd
               -----------------------------------------------------------------
               Chandler, AZ 85226-3699
               -----------------------------------------------------------------

SUPPLIER:      Verisity Design Inc.                     (hereinafter "Supplier")
               -----------------------------------------
Located at:    1943 Landings Dr.
               -----------------------------------------------------------------
               Mountain View, CA 94043
               -----------------------------------------------------------------

Addenda:  attached to this Agreement     X     General Terms and Conditions--
                                       -----
(Mark "X" where applicable)                    Software & Related Services
                                         X     A.  Software & Services
                                       -----
                                               Description/Specifications/Price
                                         X     B. Software Maintenance and
                                       -----
                                               Support
                                         X     C. Alcohol and Drug Free
                                       -----
                                               Workplace
                                         X     D. Protection of Buyer's
                                       -----
                                               Information Assets
                                         X     E.  Certificate of Originality
                                       -----
                                       _____   F. Assignment of Intellectual
                                               Property
                                         X     G.  Source Code Escrow
                                       -----
                                         X     H.  Supplemental Provisions
                                       -----

Buyer may license Software or purchase Services and Supplier shall provide the Software and/or Services as described in Addendum A, at prices specified, and in accordance with the Terms and Conditions of this Agreement. All Purchase Orders issued to Supplier by Buyer during the term of this Agreement shall be governed only by the Terms and Conditions of this Agreement notwithstanding any preprinted terms and conditions on Supplier's acknowledgment or Buyer's Purchase Order. Any additional or different terms in Supplier's documents are hereby deemed to be material alterations and notice of objection to and rejection of them is hereby given.

INTEL CORPORATION                          SUPPLIER:   VERISITY DESIGN INC.
                                                       --------------------

Signature /s/ Victor Narvaez               Signature  /s/ Charles Alvarez
         ------------------------------              ---------------------------

Printed Name:  Victor Hugo Narvaez         Printed Name:  Charlie Alvarez
             --------------------------                 ------------------------

Title:  Senior IT Buyer                    Title:  Chief Financial Officer
      ---------------------------------          -------------------------------

Date:  June 21, 1999                       Date:  June 21, 1999
     ----------------------------------         --------------------------------

                         GENERAL TERMS AND CONDITIONS

1.   DEFINITIONS

     A.   "Acceptance Date" means the date on which Intel accepts Software under
Section 9 herein.

     B. "Purchase Order" means Intel's written release placed with Supplier to order and schedule delivery of the Software and/or Services specified in this Agreement. Intel's Purchase Order may be transmitted to Supplier by mail, facsimile,or electronic data interchange.

     C. "Release" means a substantial improvement in user functionality that is marketed by Supplier as a new and improved Software product, or a version of the Software which replaces previous Releases. Substantial improvement must include more than just new hardware support (i.e., devices, drivers, ports to the Software) and fixes to program errors in a previous Release.

     D. "Services" means the designated Software related work provided by Supplier, which may include development, training, consulting, support, and/or maintenance.

     E. "Software" means Supplier's software and/or firmware products (including documentation customarily provided with the Software) described in Addendum A and any Releases, Updates, and Upgrades, licensed to Intel under the terms of this Agreement. All such items shall be included in the License Fee and/or pricing set forth in Addendum A.

     F. "Source Code" means the source code version of the Software, along with all available information, proprietary information, technical documentation, specifications, and schematics which will enable Intel to develop, maintain, support, and/or enhance the Software without assistance of any other third person or reference to any other materials, including maintenance tools (test programs and program specifications), proprietary or third party system utilities (compiler and assembler descriptions), and a description of the system/program generation.

     G. "Update" means functional and/or feature improvements made, at Supplier's discretion or at Intel's request and which are deemed to be paid for hereunder, to the Software to keep the current shipping version of the Software Release competitive with related technology in the Software's respective market, including but not limited to bug fixes, performance enhancements, improvements, or error corrections. Such Updates are typically identified by a change in the digit(s) to the right of the tenths digit [x.x.(x)] (i.e.-1.01, 1.02, 1.03)

     H. "Upgrade" means the unique functional and/or feature improvements made at Supplier's discretion or at Intel's request, to the Software to keep the current version of the Software Release competitive in terms of new capabilities, features or pricing in the Software's respective market. Such Upgrades are typically identified by a change in the tenths digit [x.(x).x] (i.e.-1.10, 1.20, 1.30).

2.   TERM OF AGREEMENT

     The term of this Agreement shall begin on the Effective Date and continue to the Expiration Date.

3.   LICENSE GRANT

     A. Supplier grants to Intel a non-exclusive, perpetual, royalty-free, worldwide, irrevocable license, under all intellectual property rights owned or licensed by Supplier and embodied in the Software, to use, copy, distribute internally, and make derivatives of the Software and associated documentation and technical materials listed on Addendum A for Intel's internal purposes only, including the right to (i) use in web-based E-Commerce and E-Business applications; (ii) use copies of the Software for internal training, (iii) permit Intel's subcontractors to exercise Intel's rights under this Agreement solely in performance of work for Intel; and (iv) make archival copies pursuant to Intel's standard backup and archival policies and procedures. Supplier shall provide Intel with the latest Releases, Updates, and Upgrades made to each Software program licensed herein as soon as they are made available to Supplier's other customers, provided Intel is receiving support and maintenance from Supplier. Title to and ownership of the Software shall at all times remain with Supplier. Intel will include on any authorized copies the copyright notices or proprietary legends contained within the Software or upon the associated documentation.

     B. Supplier also grants to Intel the right to modify, have modified, prepare derivative works, or enhance the Software for its own internal purposes and use, either through the Services provided by Supplier or by means of its own employees or contractors. Intel shall own all right, title, and interest in such modifications, enhancements, or derivatives made to the Software by Intel or by Supplier at Intel's request, subject to Supplier's underlying intellectual property rights and the licenses granted hereunder. Supplier shall not use or incorporate Intel's modifications, enhancements, or derivatives into Supplier's Software without the express written permission of Intel.

4.   PRICING

     A. License Fees and Service Rates (hereinafter "Prices") are set forth in Addendum A and shall remain fixed for the duration of this Agreement except as provided herein.

     B.   [*]

     C. All applicable taxes and other charges such as duties, customs, tariffs, imposts, and government imposed surcharges shall be stated separately on Supplier's invoice and borne by Supplier. In the event that Intel is prohibited by law from remitting payments to the Supplier unless Intel deducts or withholds taxes therefrom on behalf of the local taxing jurisdiction, then Intel shall duly withhold such taxes and shall remit the remaining net invoice amount to the Supplier. Intel shall not reimburse Supplier for the amount of such taxes withheld.

     D. Additional costs, except those described on Addendum A, will not be reimbursed without Buyer's prior written approval.

     E. Buyer reserves the right to have Supplier's records inspected and audited to ensure compliance with this Agreement. At Buyer's option or upon Supplier's written demand, such audit will be performed by an independent third party at Buyer's expense. However, if Supplier is found to not be complying with this Agreement in any way, Supplier shall reimburse Buyer for all costs associated with the audit, along with any discrepancies discovered, within thirty (30) days after completion of the audit. The results of such audit shall be kept confidential

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

by the auditor and, if conducted by a third party, only Supplier's failures to abide by the obligations of this Agreement shall be reported to Buyer

5.   INVOICING AND PAYMENT

     A. Prompt payment discounts will be computed from the latest of: (i) the scheduled delivery or Service date; (ii) the date of actual delivery or Service; or (iii) the date a properly filled out original invoice or packing list is received. Payment is made when Buyer's check is mailed or EDI funds transfer initiated. Buyer shall at its option make payment within [*] days and receive a [*] percent [*] discount from the total invoice, or within [*] days after receipt of the proper original invoice or Intel's receipt of Software or performance of Services, whichever is later.

     B. Original invoices shall be submitted and shall include: Purchase Agreement number from the Purchase Order, Purchase Order number, line item number, listing of and dates of Service provided, complete bill to address, description of incidental Items, quantities, unit price, extended totals, and any applicable taxes or other charges. Intel's payment shall not constitute acceptance.

     C. Supplier shall be solely responsible for and hold Intel harmless for any and all payments to its vendors or subcontractors utilized in the performance of the Services.

     D. Supplier agrees to invoice Intel no later than [*] days after completion of Services or shipment of Items. Intel will not be obligated to make payment against any invoices submitted after such period.

6.   TERMINATION FOR CONVENIENCE

     A. Intel may terminate this Agreement or any Purchase Order issued, or any part thereof, at any time for its sole convenience by giving written notice of termination to Supplier. Upon Supplier's receipt of such notice, Supplier shall, unless otherwise specified in such notice, immediately stop all work previously authorized and give prompt written notice to, and cause all of, its suppliers or subcontractors to cease all related work.

     B. Supplier shall continue to provide Software and Services for any portion of this Agreement not canceled or terminated. Nothing herein shall affect Intel's right to exercise the licenses granted hereunder for Software not terminated.

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     C. There shall be no termination charges for Services or Software not yet provided. Intel will be responsible for payment of authorized Services and Software already provided by Supplier but not yet invoiced.

     D. Before assuming any payment obligation under this section, Intel may inspect Supplier's work in process and audit all relevant documents prior to paying Suppliers invoice.

7.   CONTINGENCIES

     Neither party shall be responsible for its failure to perform due to causes beyond its reasonable control such as acts of God, fire, theft, war, riot, embargoes or acts of civil or military authorities. If delivery of Software or performance of Services are to be delayed by such contingencies, Supplier shall immediately notify Intel in writing and Intel may either: (i) extend time of performance; or (ii) terminate all or part of the uncompleted portion of the Purchase Order at no cost to Intel.

8.   DELIVERY, PURCHASE ORDERS, AND SCHEDULING

     A. Supplier shall notify Buyer in writing within two (2) business days of receipt of Buyer's Purchase Order if Supplier is unable to make any scheduled delivery and state the reasons therefor. The absence of such notice constitutes acceptance of the Purchase Order and commitment to the release terms.

     B. Supplier shall deliver Software per the release schedule and Buyer may return non-conforming shipments at Supplier's risk and expense. At Intel's request, Supplier shall deliver the Software in electronic form.

     C. Supplier shall promptly perform Services as scheduled or shall promptly notify Buyer if unable to perform any scheduled Services and shall state the reasons.

     D. Buyer may reschedule or cancel any release in whole or in part prior to the release date at no additional charge.

     E. Buyer may place any portion of a release on hold by notice which shall take effect immediately upon receipt. eeleases placed on hold will be rescheduled or canceled within a reasonable time.

     F. Buyer shall have no obligation with respect to the purchase of Software or Services under this Agreement until such Software or Services are specified in an issued Purchase Order which contains specific release dates for specific Software or Services.

9.   INSPECTION, ACCEPTANCE AND WARRANTY

     A. Software and Services shall be received subject to Buyer's inspection, testing, approval, and acceptance at Buyer's premises notwithstanding any inspection or testing at Supplier's premises, any prior evaluation of the Software, or any prior payment for such Software or Services.

     B. Supplier makes the following warranties regarding Software and Services furnished hereunder, which shall survive any delivery, inspection, acceptance, payment, or resale of the Items:

          (i) Supplier or Supplier's vendors have legal title and rights of ownership of the Software and supplemental documentation, and that Supplier has all necessary rights, title, and interest to grant the rights set forth herein to Buyer, free of any claims, liens, or conflicting rights in favor of any third party;

          (ii) The Software licensed in this Agreement is free from significant programming errors and defects in workmanship and materials, and substantially complies with functionality and performance set forth in Supplier's published specifications or as otherwise expressly agreed in writing.

          (iii) The Software does not infringe any intellectual property right of any third party;

          (iv) The Software contains no disabling code and is free from any viruses at the time of delivery to Intel;

          (v) The Software (i) will function without error or interruption related to Date Data from more than one century; (ii) the Software requires all Date Data (whether received from users, systems, applications or other sources) include an indication of century in each instance; and (iii) all date output and results, in any form, shall include an indication of century in each instance. As used herein, "Date Data" means any data or input which includes an indication of or reference to date.

          (vi) Services shall be provided in a workmanlike and competent manner in accordance with the highest professional standards in Supplier's trade or industry, and shall meet the descriptions, specifications, and the performance standards stated in Addendum A. Supplier shall guarantee workmanship for [*] months after Services are provided.

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          (vii) There will be no disruption in the delivery of Software or Services under this Agreement as a result of or due to the date change from and between December, 1999, and January, 2000, nor due to the year 2000 being a leap year.

     C. During the warranty period, Supplier shall promptly provide all Releases, Updates, and Upgrades at no additional cost to Intel;

     D. During the warranty period and without additional charge, Supplier shall provide Intel with at least the same level of Software support as described in Addendum "B" of this Agreement. If no Addendum "B" is included, Supplier shall provide at least Supplier's standard level of Software support provided to Supplier's other customers, including twenty-four (24) hours a day by seven (7) days per week telephone support and written consultation upon Intel's request.

     E. If Supplier breaches any of the foregoing warranties, or Software or Services are otherwise defective or nonconforming, for a period of [*] from the Acceptance Date of the Software (or longer if Supplier offers a longer warranty period with the Software), or a period of [*] after the Acceptance Date of the Services, Supplier shall promptly correct any non-conforming Software, Service, or defective workmanship and shall pay to Buyer all incidental and consequential damages (as those terms are defined in the Uniform Commercial Code, Article 1, 1995 Official Text) arising from the breach of the foregoing warranties. Supplier shall pay the cost of shipping and risk of loss for all non-conforming Software.

     F. Software rejected by Buyer as not conforming to this Agreement may be returned to Supplier at Supplier's risk and expense. Intel shall notify Supplier in writing, specifying how the Software failed. Supplier shall make such necessary corrections and modifications in the Software so that it can be resettled no later than [*] working days from the date of Supplier's receipt of Intel's first notice. If the Software still fails to pass Intel's acceptance tests once Supplier has provided Intel with corrected Software, Intel may either: (a) notify Supplier in writing, specifying how the Software failed and request another corrected version of the Software within [*] working days; or
(b) terminate this Agreement or any portion thereof for default and exercise any of its rights hereunder.

10.  CONFIDENTIALITY AND PUBLICITY

     A. During the course of this Agreement, either party may have or may be provided access to the other's confidential information and materials. Additionally, Supplier may be engaged to develop new information for Intel, or may develop such information during the performance of Services, which information will become, upon creation, Intel's confidential information unless

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

otherwise agreed in writing. Provided information and materials are marked in a manner reasonably intended to make the recipient aware, or the recipient is sent written notice within forty-eight (48) hours of disclosure, that the information or materials are "Confidential", each party agrees to maintain such information in accordance with the terms of this Agreement and the CNDA referenced on the signature page of this Agreement and any other applicable separate nondisclosure agreement between Intel and Supplier. At a minimum each party agrees to maintain such information in confidence and limit disclosure on a need to know basis, to take all reasonable precautions to prevent unauthorized disclosure, and to treat such information as it treats it's own information of a similar nature, until the information becomes publicly available through no fault of the non-disclosing party. Supplier's employees who access Intel's facilities may be required to sign a separate access agreement prior to admittance to Intel's facilities. Furthermore, Supplier will furnish a copy of Addendum D to each of its employees and subcontractors assigned to or contracted for Intel work and will take reasonable steps to assure Intel that all such have read and understood Addendum D. Supplier shall not use any of the confidential information created for Intel other than for Intel.

     B. The parties agree that neither will disclose the existence of this Agreement, nor any of its details or the existence of the relationship created by this Agreement, to any third party without the specific, written consent of the other. If disclosure of this Agreement or any of the terms hereof is required by applicable law, rule, or regulation, or is compelled by a court or governmental agency, authority, or body: (i) the parties shall use all legitimate and legal means available to minimize the disclosure to third parties of the content of the Agreement, including without limitation seeking a confidential treatment request or protective order; (ii) the disclosing party shall inform the other party at least ten (10) business days in advance of the disclosure; and (iii) the disclosing party shall give the other party a reasonable opportunity to review and comment upon the disclosure, and, any request for confidential treatment or a protective order pertaining thereto, prior to making such disclosure. The parties may disclose this Agreement in confidence to their respective legal counsel, accountants, bankers, and financing sources as necessary in connection with obtaining services from such third parties. The obligations stated in this section shall survive the expiration or termination of this Agreement. Neither party may use the other party's name or trademarks in advertisements, brochures, banners, letterhead, business cards, reference lists, or similar advertisements without the other's written consent.

11.  INTELLECTUAL PROPERTY INDEMNIFICATION

[*]

12.  COMPLIANCE WITH LAWS AND RULES

     A. Supplier shall comply with all national, state, and local laws and regulations governing the manufacture, transportation, and/or sale of Items and/or the performance of Services in the course of this Agreement. In the United States, these may include, but are not limited to, Department of Commerce, Environmental Protection Agency, and Department of Transportation regulations applicable to Hazardous Materials.

     B. Supplier shall abide by all Buyer's rules, and regulations while on Buyer's premises or performing Services including, but not limited to, safety, health and Hazardous Material management rules, and rules prohibiting misconduct on Buyer's premises including, but not limited to, use of physical aggression against persons or property, harassment, and theft. Supplier shall perform only those Services identified on Addendum A and will work only in areas designated for such Services.

     C. Supplier represents and agrees that it is in compliance with Executive Order 11246 and Implementing Equal Employment Opportunity regulations and the Immigration Act of 1987, unless exempted or inapplicable.

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

13.  INSURANCE

     A. Without limiting or qualifying Supplier's liabilities, obligations, or indemnities otherwise assumed by Supplier pursuant to this Agreement, Supplier shall maintain, at its sole cost and expense, with companies acceptable to Buyer, Commercial General Liability and Automobile Liability Insurance with limits of liability not less than $1,000,000.00 per occurrence and including liability coverage for bodily injury or property damage (1) assumed in a contract or agreement pertaining to Supplier's business and (2) arising out of Supplier's product, Services, or work. Supplier's insurance shall be primary, and any applicable insurance maintained by Buyer shall be excess and non-contributing. The above coverages shall name Buyer as additional insured.

     B. Supplier shall also maintain statutory Workers' Compensation coverage, including a Broad Form All States Endorsement in the amount required by law, and Employers' Liability Insurance in the amount of $1,000,000.00 per occurrence. Such insurance shall include an insurer's waiver of subrogation in favor of Buyer.

     C. If Supplier is providing any professional service to Buyer, Supplier shall maintain Professional Liability insurance (including errors and omissions coverage) with liability limits not less than $1,000,000.

     D. Supplier shall provide Buyer with properly executed Certificate(s) of Insurance prior to commencement of any operation hereunder and shall notify Buyer, no less than 30 days in advance, of any reduction or cancellation of the above coverages.

14.  INDEMNIFICATION

     A. Supplier shall, to the fullest extent permitted by law, protect, defend, indemnify, and hold Buyer harmless from and against any and all claims, liabilities, demands, penalties, forfeitures, suits, judgments, and the associated costs and expenses (including attorney's fees), which Buyer may hereafter incur, become responsible for, or pay out as a result of: death or personal injury (including bodily injury) to any person, destruction or damage to any property, contamination of or adverse effects on the environment, and any cleanup costs in connection therewith, or any violation of law, governmental regulation or orders, to the extent caused by (i) Supplier's breach of any term or provision of this Agreement; (ii) any negligent or willful acts, errors, or omissions by Supplier, its employees, officers, agents, representatives, or subcontractors in the performance of this Agreement; or (iii) dangerous defects in Software or Services.

     B. Notwithstanding Supplier's immunities under applicable state worker's compensation and industrial insurance acts, and as mutually negotiated between the parties, Supplier specifically undertakes to defend, indemnify, and hold Buyer harmless from claims or liabilities asserted against Buyer by Supplier's employees.

15.  RETENTION AND AUDITS

     Supplier will maintain complete and accurate records of the Services performed under this Agreement for a period of five (5) years after the completion of these Services. Records relating to the performance of this Agreement shall be made available to Buyer upon reasonable notice to Supplier.

16.  INDEPENDENT CONTRACTOR

     In performing Services under this Agreement, Supplier is an independent contractor and its personnel and other representatives shall not act as nor be agents or employees of Buyer. As an independent contractor, Supplier will be solely responsible for determining the means and methods for performing the required Services. Supplier shall have complete charge and responsibility for personnel employed by Supplier; however, Buyer reserves the right to instruct Supplier to remove from Buyer's premises immediately any of Supplier's personnel who is in breach of Section 12 or 17 of this Agreement. Such removal shall not affect Supplier's obligation to provide Services under this Agreement.

17.  SECURITY

     Supplier confirms that employees of Supplier performing work at Buyer's facilities have no record of criminal convictions involving drugs, assaultive or combative behavior, or theft within the last five years. Supplier understands that such employees may be subject to criminal history investigations by Buyer at Buyer's expense and will be denied access to Buyer's facilities if any such criminal convictions are discovered. Supplier also agrees to comply with Buyer's Alcohol and Drug-free Workplace Directive set forth in Addendum C.

18.  MERGER, MODIFICATION, WAIVER, AND REMEDIES

     A. This Agreement contains the entire understanding between Intel and Supplier with respect to the subject matter hereof and merges and supersedes all prior and contemporaneous agreements, dealings and negotiations. No modification, alteration, or amendment shall be effective unless made in writing, dated and signed by duly authorized representatives of both parties.

     B. No waiver of any breach hereof shall be held to be a waiver of any other or subsequent breach.

     C. Intel's rights and remedies herein are in addition to any other rights and remedies provided by law or in equity.

     D. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such determination shall not affect the validity of the remaining provisions unless Intel determines in its discretion that the court's determination causes this Agreement to fail in any of its essential purposes.

19.  ASSIGNMENT

     Neither party may assign or factor any rights in nor delegate any obligations under this Agreement or any portion thereof without the written consent of the other. Buyer may cancel this Agreement for cause should Supplier attempt to make an unauthorized assignment of any right or obligation arising hereunder.

20.  APPLICABLE LAW

     This Agreement shall be governed by the laws of the State of Delaware, excluding its conflict of laws provision. The provisions of the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. The parties agree that licensing of Software under this Agreement shall constitute the sale of goods and that the Delaware version of the Uniform Commercial Code Article 2 Sales shall be applicable to this Agreement by analogy.

21.  HEADINGS

     The headings provided in this Agreement are for convenience only and shall not be used in interpreting or construing this Agreement.

22.  SPECIFIC PERFORMANCE

     Notwithstanding anything else contained in this Agreement, Intel and Supplier specifically agree that failure to perform certain obligations undertaken in connection with this Agreement would cause irreparable damage, and that monetary damages would not provide an adequate remedy in such event. The parties further agree that Supplier's failure to complete performance of the Services called for in this Agreement or on any project released under this Agreement or to deliver or effect delivery of Services and/or materials as contracted are such certain obligations. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching party may be entitled, at law or in equity, the nonbreaching party shall be entitled to an order of specific performance to compel performance of such obligations in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction.

23.  RIGHT TO DEVELOP

     Intel reserves the right to develop, market, distribute, and otherwise commercially exploit software and/or firmware products of any type whatsoever, including without limitation software and/or firmware that are similar to or compete with the Software.

24.  NEW DEVELOPMENTS

     A. Supplier represents and warrants that Supplier has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would adversely affect Supplier's performance hereunder or Buyer's exclusive right to Developments (defined below), and Supplier agrees that Supplier shall not enter into any such conflicting agreement during the term of this Agreement.

     B. Supplier agrees that all works of authorship, inventions, improvements, developments, and discoveries conceived, made, or discovered by Supplier, solely or in collaboration with others, in the course of its performance of Services or the development of deliverables for Buyer hereunder as well as all patents, copyrights, trade secrets, trademarks, and other intellectual property rights therein and thereto (collectively, "Developments"), are the sole property of Buyer. Supplier agrees to assign (or cause to be assigned) and does hereby assign fully to Buyer all such Developments.

     C. Supplier agrees to assist Buyer, or its designee, at Buyer's expense, in every proper way, to secure Buyer's rights in the Developments, including the disclosure to Buyer of all pertinent information and data with respect thereto and the execution of all applications, specifications, oaths, assignments, and all other instruments which Buyer may deem necessary in order to apply for and obtain such rights and in order to assign and convey to Buyer, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to such Developments, including (without limitation) the Certificate of Originality set forth on Addendum E and the Assignment of Intellectual Property set forth on Addendum F. Supplier further agrees that Supplier's obligation to execute or cause to be executed, when it is in Supplier's power to do so, any such application, specification, oath assignment, or other instrument shall continue after the termination of this Agreement. Supplier further agrees to assist Buyer in enforcing all patents, trademarks, copyrights, trade secrets, or other ownership rights to protect Buyer's exclusive interest in Developments.

     D.   [*]

     E. Supplier represents, warrants, and agrees that it will not incorporate any third party intellectual property into any Development or deliverable provided hereunder without notifying and obtaining the prior written approval of Buyer.

     F. Supplier hereby waives any and all moral rights, including the right to identification of authorship or limitation on subsequent modification, that Supplier (or its employees) has or may have in any invention, materials, or other deliverables assigned to Buyer hereunder.

     G. Supplier warrants that: (1) all of its employees or contractors who perform work for it hereunder will have entered into written agreements with Supplier which ensure that the work they do is subject to the terms and conditions of this Section 24; and (2) it will not incorporate any Developments into deliverables to be provided to Buyer which contain intellectual property not assignable or licensable to Buyer as provided in this Section

25.  CUSTOMS AND EXPORT CONTROL

     Intel and Supplier shall take appropriate steps to ensure that the distribution and export/ re-export of the Software will be in compliance with the laws, regulations, orders, or other restrictions of the U.S. Export Administration Regulations. Supplier will provide, upon Intel's Customs Department request, all necessary import and export related information regarding the Software to meet any applicable export or import regulation, including, without limitation, a statement of origin for all Software and applicable customs documentation for Software which is wholly or partially developed and/or packaged outside of the country of import.

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

26.  SURVIVABILITY

     The following sections shall survive termination or expiration of this
Agreement:  Sections 1, 3, 4, 6, 7, 9, 10, 11, 14, 15, 16, 18, 19, 20, 21, 22,
23, 24, 25, 26 and Paragraphs 4C, the provision of Addendum A, Addendum B and the provision of any and all Certificates of Originality and Assignments of Intellectual Property which are executed by Supplier, will survive any termination or expiration of this Agreement.

                                 ADDENDUM "A"


                  SOFTWARE DESCRIPTION, SPECIFICATION, PRICE

          Verisity Design's Specman(TM)--includes architectural modeling, automatic generation of functional tests, HDL simulation control, data and temporal checking, and functional coverage analysis. Includes MTI simulator interface.

          SM1000--Perpetual License list price is [*]

          SML1000--1 year time based license list price is [*]

          [*]

          [*]

          [*]


Additional Items [*]

Perpetual License maintenance is renewable each year for [*]

Training is offered for [*] per engineer and is held in Mountain View, California.

On-site training is offered at Intel for [*]

[*]- CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]

[*]- CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                 ADDENDUM "B"


                        SUPPORT AND MAINTENANCE SERVICE

SERVICE SHALL BEGIN June 21, 1999.  SERVICES SHALL END June 21, 2001.

1. COMPENSATION: So long as Intel pays the fees for Services as listed in Addendum A, Supplier shall provide such Services to Intel. Intel and Supplier agree that the compensation which Supplier will receive for Services provided to Intel is listed on Addendum A. Intel shall not be responsible for any amount greater than the amount listed in Addendum A. Supplier shall be responsible for any and all payments to Supplier's subcontractors utilized in the performance of these Services. No additional billable activities will occur until and unless Intel issues a purchase order requesting such activities.

2.   SOFTWARE SUPPORT AND ERROR LISTINGS:  Supplier agree to provide Intel with:

     A. All Releases, Updates and Upgrades for each Software program described in Addendum A. Software Releases, Updates and Upgrades shall be provided on magnetic tape, tape cartridge or other formats as requested by and acceptable to Intel.

     B. All necessary system reconfiguration Releases for hardware compatibility and support to ensure that the Software remains compatible with manufacturer's operating system software.

     C. Qualified telephone support available twenty-four (24) hours a day by seven (7) days a week for the Software.

     D.   Supplier's hotline telephone number is:_______________________________

     If the Software fails to conform to the specifications set forth in Addendum A, Supplier agrees to use best efforts to modify the Software to conform to the Specifications, and to respond to general questions from Buyer regarding the use and functionality of the Software, according to the procedure and priority levels set forth below, as determined by Buyer.

  Priority Level            Critical                  Urgent                   Routine
----------------------------------------------------------------------------------------------
Priority Level          A problem                A problem impairing      A problem impacting
Definition              preventing the           the operation of a       a minor, yet
                        operation of a           major function of        desired, specified
                        major function of        the Software.            function or feature
                        the Software.                                     of the Software.
----------------------------------------------------------------------------------------------
Required Responses      Supplier shall           Supplier shall           Supplier shall
                        respond within           respond within           respond within
                        [*] and provide a        [*] and provide a        [*] and provide a
                        correction to the        correction to the        correction to the
                        error within             error within             error within
                        [*] from notice.         [*] from notice.         [*] business days
                                                                          from notice.
---------------------------------------------------------------------------------------------

     E. Downtime for Software shall not exceed [*] for any one Software installation. If the Software downtime period exceeds [*] in a [*] period, Supplier agrees that an extra [*] maintenance will be provided at no cost to Intel for each such downtime period. Such extension shall not relieve Supplier of it's duties or obligations under this Agreement.

     F. Supplier will promptly supply Intel's designated contact person (listed in Section 13) with all revisions or upgrades of Software application manuals and guides issued on a priority basis, together with a list of known Software errors and their respective solutions. This list will be distributed by Intel to its employees with a need to know.

3.   APPLICATION SUPPORT:  Supplier agrees to provide Intel with:

     A. Qualified telephone support available for Software and applications inquiries, with responses provided within [*].

          Supplier's hotline telephone number is:
                                                  -----------------------------

     B. Supplier's best efforts to verify any Software error within [*] after receiving notification of the error by Intel. If Supplier requires a test case to verify a Software error, Supplier shall verify the error within [*] after receipt of a test case from Intel.

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     C. On-site visits for applications support within [*] business days when an on-site visit is required to remedy any Software error(s) due to non-compliance with Supplier's performance specifications described in Addendum "B."

     D. Supplier's Software application models, Updates and Upgrades as they become available.

     E. If Supplier decides to cease production and/or support for any Software, Supplier shall promptly notify Intel and provide a Software conversion methodology to any new or replacement product(s) Supplier will offer. Upon Supplier's discontinuance of the Software offering, Supplier will either continue to fully support the current Software for as long as Intel uses the Software, or convert Intel over to use of the replacement product(s) at no additional charge.

4. DEFAULT: If Supplier defaults on the support obligations set forth above, Supplier agrees to deliver to Intel the most current version of the Source Code and notes for the Software within [*] of Intel's written notice to Supplier. Such Source Code shall thereafter be included in the Software. Intel's receipt of Source Code shall not vitiate Supplier's duty to perform under this Agreement.

5.   CONTACTS

     The following initial contact persons will facilitate Service scheduling, communications and notifications between Intel and Supplier. Either party may change its contact person by written notice to the other party.

INTEL:____________________________     SUPPLIER:  Verisity Design Inc
        Name  Telephone No.                       ------------------------------
                                                       Name  Telephone No.

                                       1943 Landings Dr. CA 94043 (650-934-6801)
__________________________________     -----------------------------------------
        Location  Facsimile No.              Location  Facsimile No.

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  ADDENDUM C


                     ALCOHOL/DRUG-FREE WORKPLACE DIRECTIVE

          Intel is committed to fulfilling its legal and ethical responsibility to maintain a safe and efficient working environment on Intel premises. Supplier's drug and alcohol program shall be at least as stringent as Intel's. This means that at a minimum: (i) all Contractors assigned to Intel premises shall pass a screen test (urine analysis) for drugs per the schedule outlined below and within seventy-two (72) hours of accepting employment with Supplier. In addition, Supplier shall perform immediate drug and alcohol testing of any Contractor so assigned if Supplier has a reasonable suspicion of drug or alcohol impairment. "Reasonable suspicion" is present when an observation of a change in a Contractor's behavior or such conduct indicates a noticeable performance impairment to the observer.

          In the event that the initial date on which the Contractor is employed by Supplier and the initial assignment date at Intel are the same date, the Contractor must successfully pass the screen test within seventytwo (72) hours prior to commencing an assignment at Intel. Any Contractor who does not successfully pass the screen test within such seventytwo (72) hour period will be barred access to all Intel facilities.

          When Intel has a reasonable suspicion that a Contractor is under the influence of alcohol or drugs in violation of Intel's standards, Intel may require Supplier to perform drug and/or alcohol testing of the Contractor or remove the Contractor from Intel premises.

          However, if a Contractor fails to advise Supplier of a drug or alcohol dependency and fails to seek Supplier's approval of a professional counseling and rehabilitation program, and if requested testing shows that the tested Contractor is under the influence of alcohol or illegal drugs, that Contractor will be denied access to Intel premises and Intel will require return of that Contractor's security badge immediately. In addition, a corporate-wide "no-access" notation will be placed in the Intel corporate security database and no Application for Waiver will be considered by Intel.

          Supplier will be responsible for all testing and for maintaining of records for its Contractors. Supplier will also be responsible for prompt notification and removal of any Contractor found to be in violation of Buyer's Alcohol and Drug-Free Workplace Directive. This includes retrieving the Contractor's badge (including duplicate picture badges, Fab, AT, or other specialty access or permit badges and other property movement badges) and other Intel property, and depositing same at the nearest Intel security post.

          Also, Intel may, at its option, exercise its right to audit Supplier's personnel records related to compliance with Intel's Drug and Alcohol standard to ensure that federally certified laboratories are being used and appropriate procedures are adhered to.

Drugs                   Screening Method Cutoff       Confirmation Method Cutoff
                        (Immunoassay)                 (GC/MS)
Amphetamines            1000 ng/ml                    500 ng/ml

Cannabinoids            50 ng/ml                      15 ng/ml

Cocaine                 300 ng/ml                     150 ng/ml

Opiates                 300 ng/ml                     300 ng/ml

Phencyclidine           25 ng/ml                      25 ng/ml

                                  ADDENDUM D


                         PROTECTION OF INTEL'S ASSETS

          Supplier agrees to safeguard Intel's classified (i.e., Intel Confidential, Intel Secret, Intel Restricted Secret and Intel Top Secret) and proprietary information set out in the body of the parties' Agreement and relevant Unescorted Access Application forms for badges. Supplier also agrees to use and apply Intel's information protection methods stated below in this Addendum in the performance of Supplier's work. Supplier agrees that this performance standard applies to all Intel classified and proprietary information, regardless of the medium (Intel's or Supplier's) in or on which it is retained or communicated and to software that is licensed by Intel for its internal use.

          Supplier is not automatically granted access to Intel classified and proprietary information, networks or software. However, authorization to use or access Intel information, software, or telecommunications may be granted by the Intel information owner if access is necessary and directly related to Supplier's scope of work or duties. Unless specifically authorized, Supplier may not use or access Intel classified or proprietary information that may be happened upon or inadvertently discovered while performing work under this Agreement. Neither may a Supplier or Supplier's employee control an Intranet web site at Intel.

          Supplier shall not modify Intel classified or proprietary information, software, hardware, or telecommunications without the explicit permission of the Intel employee responsible for the resource, with the exception of contract-related requirements or resources that allow for individual customization (e.g., Microsoft Windows user features). The Supplier's employees, agents, or subcontractors may not disclose Intel classified or proprietary information to their co-workers, except for disclosure to those similarly bound to protect Intel's intellectual property with a need to know to fulfill this Agreement.

                     INTEL INFORMATION PROTECTION METHODS

          This section outlines the Intel's minimum requirements for protection methods for all Intel classified or proprietary information and software that the Supplier's personnel may come in contact with. Intel recognizes that the correct and proper protection of its information rests with its employees and Suppliers who have been authorized access. Failure to comply with these requirements will provide grounds for immediate termination of this Agreement by Intel. Periodic updates to these protection methods can be found on Intel's internal web at:

                 URL http://www-infosec.fm.intel.com/policies/

          Upon reaching the above web site, refer to Policies for Employees and Procedures for Employees. These protection methods may also be obtained through your purchasing representative.

          For further information or questions, contact your Intel management sponsor.

                                  ADDENDUM E


                          CERTIFICATE OF ORIGINALITY

          This Certificate of Originality must be completed by Supplier when furnishing software material (program product or offering and related documentation or other software material) for Intel.

          One Certificate of Originality can cover one complete product, even if that product includes multiple modules. However, a separate Certificate of Originality must be completed for the code and another for its related documentation (if any).

          Please leave no questions blank. Write "not applicable" or "N/A" if a question is not relevant to the furnished software material.

1. Name of the software material (provide complete identification, including version, release and modification numbers for programs and documentation):

          [Specman 3.1]

2. Was the software material or any portion thereof written by any party other than you, or your employees working within their job assignment?

     Yes  X        No _____
         ---

     If Yes, provide the following information:

     (a) Indicate if the whole software material or only a portion thereof was written by such party, and identify such portion:
          [The whole software material
          ----------------------------------------------------------------------

     (b)  Specify for each involved party:

          (i)    Name:

          (ii)   Company: [Verisity Ltd.]

          (iii)  Address: [8 Hamelacha St., Rosh-Ha'ain, Israel 48091]

          (iv) If the party is a company, how did it acquire title to the software material (e.g., software material was written by company's employees as part of their job assignment)? [Software material was written by company's employees as part of their job assignment.]

          (v) If the party is an individual, did s/he create the software material while employed by or under contractual relationship with another party? [N/A]

                 Yes _____        No _____

                 If Yes, provide name and address of the other party and explain the nature of the obligations:

                 _______________________________________________________________

                 _______________________________________________________________

                 _______________________________________________________________

     (c) How did you acquire tittle to the software material written by the other party?
          By license. Supplier is a wholly owned subsidiary of Verisity Ltd.
          ------------------------------------------------------------------

3. Was the software material or any portion thereof derived from any third party's pre-existing material(s)?

     Yes _____          No  X
                           ---

     If Yes, provide the following information for each of the pre-existing materials:

     ___________________________________________________________________________

     (a)  Name of the materials:

          ______________________________________________________________________

     (b)  Owner:

          ______________________________________________________________________

     (c)  How did you get the right to use the pre-existing material(s)?

          ______________________________________________________________________

4. Identify below, or in an attachment, any other circumstances which might affect Intel's ability to reproduce and market this software product, including: n/a

     (a)  Confidentiality or trade secrecy of pre-existing materials:

          ______________________________________________________________________

     (b)  Known or possible royalty obligations to others:

          ----------------------------------------------------------------------

     (c) Pre-existing material developed for another party or customer (including government) where you may not have retained full rights to the material:

          ______________________________________________________________________

     (d) Materials acquired from a person or company possibly not having title to them:

          ______________________________________________________________________

     (e)  Other circumstances:

          [Software is for internal use by Intel under fully paid up license.]


SUPPLIER:   Verisity Design Inc
         ---------------------------

Signature:/s/ Charles Alvarez
          --------------------------

Printed Name:  Charlie Alvarez
             -----------------------

Title:  Chief Financial Officer
      ------------------------------

Date:  June 21, 1999
     -------------------------------

                                  ADDENDUM F


                      ASSIGNMENT OF INTELLECTUAL PROPERTY

          In consideration of the disclosure of Intellectual Property and Confidential Information of Intel and the compensation paid by Intel to ("Assignor") under the Intel Corporation Purchase Agreement--Software & Related Services No. ____, effective _______________ ("Agreement") the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          Assignor has created or obtained exclusive title to the following work(s) (hereinafter "Work") entitled:

          1.

          2.

          In this Agreement, "Work" means all works, including literary works, pictorial, graphic and sculptural works, architectural works, works of visual art, mask works, and any other work that may be the subject matter of copyright protection; advertising and marketing concepts; information; data; formulas; designs; models; drawings; computer programs; including all documentation, related listings, design specifications, and flowcharts, trade secrets, and any inventions including all processes, machines, manufactures and compositions of matter, and any other invention that may be the subject of patent protection; and all statutory protection obtained or obtainable thereon including those in foreign countries.

          The undersigned hereby assigns to Intel all right, title, and interest to all Work created by Assignor arising out of or utilized by the Assignor in the performance of the Agreement, and the ownership of the same shall be vested solely in Intel. In respect to copyrights, this assignment shall be effective for the entire duration of the copyrights and shall include, but not be limited to all rights to derivative works. Assignor waives all rights of attribution, and integrity for specific works created by Assignor under the Agreement in respect of all marketing, advertising, and commercial uses thereof.

          Assignor represents and warrants that the Work is original; that neither the Assignor's interest in the Work nor the copyright therein is encumbered or subject to any undisclosed lien or charge; and that Assignor is free to make the present assignment and has no legal obligation or prior commitment which is inconsistent with this Agreement.

ASSIGNOR

Signature:  Not Applicable
          ------------------------

Printed Name:_____________________

Date:_____________________________

                                  ADDENDUM G


                              SOURCE CODE ESCROW

                                  PLEASE SEE
                           SOURCE CODE ESCROW UNDER
                            SUPPLEMENTAL PROVISIONS
                                 IN ADDENDUM H

                                  ADDENDUM H


                            SUPPLEMENTAL PROVISIONS

                 ADDENDUM TO PURCHASE AGREEMENT--SOFTWARE AND
               RELATED SERVICES--BETWEEN INTEL CORPORATION AND
                             VERISITY DESIGN, INC.

          This Addendum serves to modify and amend that certain Purchase Agreement--Software and Related Services (including the General Terms and Conditions that form a part thereof, the "Agreement") entered into on and as of the 21st day of June, 1999, by and between Intel Corporation ("Intel" or "Buyer") and Verisity Design, Inc. ("Verisity" or "Supplier"). This Addendum shall form a part of the Agreement, and the following provisions will govern and supersede any conflicting provisions in the Agreement. Any capitalized term used herein and not defined herein will have the meaning set forth in the Agreement.

1)   License Grant:  (Section 3 of the Agreement) Intel Corporation agrees to
     -------------
     modify this section with the following language:

     .    Section 3(B) of this Agreement [*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]

2)   Pricing:  (Section 4 of the Agreement) Intel Corporation agrees to modify
     -------
     this section with the following language respectively:

     .    For purposes of Section 4(B), [*]

     .    Section 4(C) of the Agreement [*]

3)   Invoicing and Payment:  (Section 5 of the Agreement) Intel Corporation
     ---------------------
     agrees to modify this section with the following language:

     .    [*]

4)   Termination for Convenience:  (Section 6 of the Agreement) Intel
     ---------------------------
     Corporation agrees to modify this section with the following language:

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     .   [*]

5)   Delivery, Purchase Orders, and Scheduling:  (Section 8 of the Agreement)
     -----------------------------------------
     Intel Corporation agrees to modify this section with the following language:

     .    Section 8(A) [*]

6)   Inspection, Acceptance And Warranty:  (Section 9 of the Agreement) Intel
     -----------------------------------
     Corporation agrees to modify this section with the following language respectively:

     .    Section 9(B) subparagraph (vi) of the Agreement [*]

     .    Section 9 of the Agreement [*]

7)   Intellectual Property Indemnification:  (Section 11 of the Agreement) Intel
     -------------------------------------
     Corporation agrees to modify this section with the following language:

     .    [*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          [*]
8)   Indemnification:  (Section 14 of the Agreement) Intel Corporation agrees to
     ---------------
     modify this section with the following language:

     .    [*]
9)   Assignment:  (Section 19 of the Agreement) Intel Corporation agrees to
     ----------
     modify this section with the following language:

     . Section 19 will be modified to indicate that the written consent of Buyer to Supplier shall not be unreasonably withheld.

10)  Applicable Law:  (Section 20 of the Agreement) Intel Corporation agrees to
     --------------
     modify this section with the following language:

     . Notwithstanding Section 20 of the Agreement, California law (including the California commercial code, as applicable) shall govern the rights and duties of the parties to this Agreement.

11)  Right to Develop:  (Section 23 of the Agreement) Intel Corporation agrees
     ----------------
     to modify this section with the following language:

     .    [*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

12)  Survivability:  (Section 26 of the Agreement) Intel Corporation agrees to
     -------------
     modify this section with the following language:

     . Notwithstanding anything in Section 26 to the contrary, Section 3(a), 9 (other than Sections 9(B)(I) and (iii)) and 19 will not survive the termination or expiration of this Agreement.

13)  Limitation on Liability:  (Section 27 shall be created as a new section of
     -----------------------
     the Agreement) Intel Corporation agrees to add this section to the contract as follows:

     .    [*]

14)  Support and Maintenance Service:  (Addendum B of the Agreement) Intel
     -------------------------------
     Corporation agrees to modify this addendum with the following language respectively:

     .    [*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMMITTED PORTION.

          [*]

          The parties have executed this Addendum as of the 21 day of June 1999.

INTEL CORPORATION                           VERISITY DESIGN, INC.


/s/ Victor Narvaez                          /s/ Charles Alvarez
-----------------------------               ------------------------------------
By:  Victor Hugo Narvaez                    By:  Charlie Alvarez
Its: Senior IT Buyer--Intel                 Its: Chief Financial Officer--
     Corporation                                 Verisity Design Inc.

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMMITTED PORTION.